Exhibit 10.4

Second Amended and Restated Director Appointment Agreement

This Second Amended and Restated Director Appointment Agreement (“Agreement”) is entered into and made effective as of May 1, 2010, by and between Recovery Energy, Inc. a Nevada corporation (the “Company”), and Roger A. Parker (“Parker”).

WHEREAS, the Company and Parker have previously entered into a Non-Executive Director Appointment Agreement entered into and made effected November 16, 2009 and an Amended and Restated Non-Executive Director Appointment Agreement dated as of December 31, 2009 (together, the "Original Agreement") and, in order to retain Parker’s services as set forth herein, wish to amend and restate the Original Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the Original Agreement is amended and restated as follows:

1. Appointment:  The Company hereby agrees to appoint Parker as the Chairman of the Board of Directors (the “Board”) of the Company, and Parker hereby accepts such position, on the terms and conditions set forth below.  Parker’s authority shall be consistent with that normally associated with and appropriate for such a position.

2. Start Date:  Parker’s appointment will be effective on November 16, 2009 (the “Effective Date”).

3. Compensation and Expenses:

(a) Stock Compensation:

(i) Initial Grant.  On January 1, 2010, the Company will issue to Parker 1,000,000 shares of common stock (the “Initial Grant”), which common stock shall vest, subject to acceleration as provided below, on January 1, 2011, so long as Parker is either (i) a director of the Company on such date or (ii) died or became permanently disabled prior to such date and was a director of the Company at the time of death or disability.

Notwithstanding any provision to the contrary, the Initial Grant shall vest upon the earlier to occur of a “Change in Control” of the Company (provided Parker is a director immediately prior to the "Change in Control") or the termination of Parker’s service as Non-Executive Chairman other than by Parker’s voluntary resignation or for “Cause” (as each term is defined below).

For purposes of this Agreement, “Change in Control” shall mean the occurrence, subsequent to the earlier to occur of the first capital raise or January 1, 2010, of any of the following: (A) by a transaction or series of transactions, any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the combined voting power of the Company’s then outstanding securities (provided such person or group was not a beneficial owner of more than 30% of the combined voting power of the Company’s then outstanding securities as of the Effective Date); (B) as a result of any merger, consolidation, combination or sale or issuance of securities of the Company, or as a result of or in connection with a contested election of directors, the persons who were directors of the Company as of the Effective Date cease to constitute a majority of the Board; (C) by a transaction or series of transactions, the authority of the Board over any activities of the Company becomes subject to the consent, agreement or cooperation of a third party other than shareholders of the Company.

For purposes of this Agreement, “Cause” shall mean (A) Parker’s conviction by a court of competent jurisdiction as to which no further appeal can be taken of a felony (other than a violation based on operation of a vehicle) or entering the plea of nolo contendere to such crime by Parker; (B) Parker’s commission of a crime involving fraud or intentional dishonesty, which results in Parker’s substantial personal enrichment and material adverse effect to the Company; (C) Parker’s becoming subject to any securities related sanctions related to the Company other than those based on an act of the Company itself for which Parker is charged solely as a result of his position with the Company.

(ii) Subsequent Grants.  Upon the occurrence of each of the following events occurring (x) any time during Parker’s term of service, or (y) within twelve (12) months after the effective date of the termination of Parker’s service other than by Parker’s involuntary resignation or for Cause, the Company will issue to Parker the cumulative number of shares of common stock (the “Subsequent Grants”):

(A) upon the Company’s attainment of market capitalization of $100,000,000 or more, 100,000 shares of fully-vested common stock;

(B) upon the Company’s attainment of market capitalization of at least $200,000,000 or more, the shares specified under subsection (a)(ii)(A) to the extent not yet issued, plus 200,000 shares of fully-vested common stock;

(C) upon the Company’s attainment of market capitalization of $300,000,000 or more, the shares specified under subsections (a)(ii)(A) and (B) to the extent not yet issued, plus 300,000 shares of fully-vested common stock;

(D) upon the Company’s attainment of market capitalization of $400,000,000 or more, the shares specified under subsections (a)(ii)(A), (B) and (C) to the extent not yet issued, plus 400,000 shares of fully-vested common stock; and

(E) upon the Company’s attainment of market capitalization of $500,000,000 or more, the shares specified under subsections (a)(ii)(A), (B), (C) and (D) to the extent not yet issued, plus 500,000 shares of fully-vested common stock.

By way of example, if, as of the date that the Company’s market capitalization is first  measured for purposes of this subsection (a)(ii), the market capitalization is determined to be $350,000,000, Parker would become entitled to receive 600,000 shares of fully-vested common stock, as the cumulative issuances under subsections (a)(ii)(A), (B) and (C).

(b) Overriding Royalty – Parker will be entitled to a one percent (1%) overriding royalty interest (“ORRI”) on all wells and leases acquired by the Company during the term of this Agreement.  Parker hereby waives his right to receive an ORRI in the wells and leases acquired by the Company effective October 1, 2009 (known as the Church properties) and effective December 1, 2009 (known as the Wilke properties); provided, that if the Company repurchases such properties after the date hereof Parker shall be entitled to the ORRI.  The ORRI will be assigned to Parker free and clear of all liens and the Company will have no interests in the ORRI once assigned.

(c) Expenses:  As of the first of each month, the Company shall advance to Parker $2,500 towards the expenses Parker is scheduled to incur for that month, as well as an additional $5,000 toward other expenses associated with Parker’s services on the Company’s behalf.  To the extent any portion of the $5,000 is not applied toward expenses incurred on the Company’s behalf in any month, the unspent portion shall carry over to the following month, to be added to that month’s $5,000 advance; provided, however, that Parker shall return to the Company any unspent amounts no later than the close of the calendar year following the calendar year in which the funds were first made available.  If in any month the reasonable expenses Parker incurs on the Company’s behalf exceed the amounts advanced (including amounts carried over from previous months, if any), the Company shall, within thirty (30) days after receiving notice, reimburse Parker for any excess amounts he has incurred.

(d) Expenses for this Agreement:  Within thirty (30) days of receipt of an invoice, the Company will reimburse Parker for reasonable legal expenses incurred in connection with this Agreement.

(e) Registration of Shares.  Upon request of Parker from time to time, the Company will promptly file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock contained in the Initial Grant and the Subsequent Grants, provided, that each such registration statement must cover a minimum of 100,000 shares of Common Stock.  The Company may include shares of Common Stock owned by other persons or to be issued by the Company  in each such registration statement.

4. Scope of Responsibilities.  As Non-Executive Chairman, subject to the terms of the immediately following paragraph, Parker shall be responsible for contributing to the development and implementation of the Company’s strategic plan, locating and reviewing prospective acquisition targets, overseeing the development plan of acquired properties, and providing input on the Company’s development plan.  Parker shall provide those services required of a non-executive director under the Company’s articles of incorporation and bylaws, as both may be amended from time to time, and under the General Corporation Law of Nevada, the federal securities laws and other state and federal laws and regulations, as applicable; provided, however, in the event of a conflict or inconsistency between this Agreement and any governing document of the Company, this Agreement shall control.  In performing such activities, Parker will devote only such time as he in his sole discretion deems necessary and appropriate.

Parker for his own account and in collaboration with others is engaged in and will continue to be engaged in oil and gas exploration, development and production outside of the Company’s business.  The Company expressly acknowledges and agrees that if Parker becomes aware of a business opportunity, he shall have no affirmative duty to present or make such opportunity available to the Company.  Furthermore, in the event Parker pursues an opportunity for his own account or in collaboration with others, the Company shall not be entitled to any interest in or profits from such property or otherwise claim any right or damages resulting from Parker’s pursuit of such opportunity.

The relationship between the parties shall be that of independent contracting parties. The Board and the Company expressly acknowledge and agree that neither shall have the right to direct Parker with respect to the means or manner in which he fulfills his obligations and responsibilities under this Agreement. The Board and the Company are solely interested in the results obtained by Parker in connection with his performance of services required hereunder.  Except as specifically provided in this Agreement, the Company hereby waives any conflict or potential conflict resulting from Parker’s activities conducted apart from the business of the Company.

5. Termination.  Either party may terminate this Agreement, thereby terminating Parker’s service as Non-Executive Chairman, for any reason whatsoever, upon thirty (30) days written notice as provided in Section 10 herein.  In the event of such notice of termination by the Company or by Parker, within thirty (30) days, the Company shall pay the $2,500 office expense and $5,000 expense advance for the month between notice and termination, and upon termination will promptly reimburse Parker for any additional expenses, if any, he has incurred on the Company’s behalf to date that have not otherwise been reimbursed.  Following termination of Parker’s service, the Initial Grant shall vest as provided in Section 3(a)(i) and the Subsequent Grants shall be issued as provided in Section 3(a)(ii).

6. Location.  Parker’s office for Company business will be based in the vicinity of Denver, Colorado.  Parker will have the authority to office where he chooses and to change such office if and when he chooses, but the Company’ contribution for related expenses shall be limited as provided in Section 3(b) herein.

7. Representations and Warranties.  The Company represents and warrants to Parker that this Agreement has been duly authorized, executed and delivered by the Company and, upon execution by Parker, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8. Indemnity.  The Company agrees that if Parker is made a party to or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Parker is or was a trustee, director or officer of the Company or any predecessor or successor to the Company or any of their affiliates or is or was serving at the request of the Company, any predecessor or successor to the Company or any of their affiliates as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding alleges action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Parker shall be indemnified and held harmless by the Company to the fullest extent authorized by Nevada law, as the same exists or may hereafter be amended, against all Costs (as defined below) incurred or suffered by Parker in connection therewith, and such indemnification shall continue as to Parker even if he has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.  The foregoing indemnity is contractual and will survive any adverse amendment to or repeal of the bylaws or any other governing document of the Company.

(a) Costs.  For purposes of this Section 8, the term “Costs” shall include, without limitation unless deemed for cause, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

(b) Enforcement.  If a claim or request under this Section 8 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, Parker may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, Parker shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Nevada law.

(c) Payment of Costs.  Costs incurred by Parker in connection with any Proceeding shall be paid by the Company within thirty (30) days notice of Parker’s request for such payment, provided that Parker has delivered to the Company written notification of (i) his agreement to reimburse the Company for Costs with respect to which Parker is not eligible for payment or reimbursement, and (ii) a statement of his good faith belief that he has satisfied the standard of conduct necessary for indemnification under this Section 8.

(d) Insurance.  The Company will maintain a Director’s and Officer’s Insurance Policy naming Parker as a covered party in amount deemed mutually sufficient to the Company and Parker.

9. Survival of Certain Provisions.  The representations, warranties and covenants and indemnity provisions contained in Sections 7 and 8 of this Agreement and the Company’s obligation to pay or issue to Parker, or to cause Parker to vest in, any compensation or compensatory awards earned pursuant hereto shall remain operative and in full force and effect regardless of any completion or termination of this Agreement and shall be binding upon, and shall inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the indemnified parties and any such person.

10. Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) if to the Company, at its offices at 1515 Wynkoop Street, Suite 200, Denver, CO 80202, and (b) if to Parker, at his offices at 9 Cherry Hills Park Drive, Cherry Hills Village, CO 80113.

11. Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12. Third Party Beneficiaries.  This Agreement has been and is made solely for the benefit of the Parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

13. Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Dispute Resolution: If a dispute arises out of or relating to this Agreement or the breach of this Agreement, and if the dispute cannot be settled through direct discussions, the Company and Parker agree that suit may be brought in state or federal court in Denver, Colorado.

If any dispute arises between the Company and Parker regarding any provision of this Agreement, the Company shall reimburse Parker for all legal fees and expenses incurred by him in connection with such dispute (whether arising from mediation, arbitration, litigation or otherwise) unless an unlawful act has preceded, but only if Parker substantially prevails in such action. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

15. Reimbursement of Expenses.  Parker shall be reimbursed by the Company for all ordinary and necessary expenses incurred by Parker in the performance of his duties or otherwise in furtherance of the business of the Company, as well as any expenses specified in this Agreement, in accordance with the policies of the Company in effect from time to time.  No reimbursement will be made later than the close of the calendar year following the calendar year in which the expense was incurred.  Expenses eligible for payment or reimbursement in any one taxable year shall not affect the amount of expenses eligible for payment or reimbursement in any other taxable year, and the right to expense payment or reimbursement shall not be subject to liquidation or exchange for any other benefit.

16. Modification; Entire Agreement.  No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Parker and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. Except or otherwise provided in Section 8 herein, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado without regard to its conflicts of law principles.

17. Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without regard to Colorado’s choice of law rules.  Any and all actions, suits, or judicial proceedings upon any claim arising from or relating to this Agreement, subject to Section 8 herein, shall be instituted and maintained in the State of Colorado. If it is judicially determined that either party may file an action, suit or judicial proceeding in federal court, such action, suit or judicial proceeding shall be in the Federal District Court for the District of Colorado.

The parties’ authorized representatives have executed this Agreement as of the Effective Date, as defined above.

Roger A. Parker                                                                         Recovery Energy, Inc.

         /s/ Roger A. Parker                                                              By:          /s/ Jeffrey A. Beunier
 Jeffrey A. Beunier,
 Chief Financial Officer